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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 8, 2002


                                LANTE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                      00-28785                  36-3322393
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

           600 West Fulton Street, Suite 400, Chicago, Illinois 60661
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 696-5000

                                      None
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         (Former name or former address, if changed since last report.)

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Item 2. Acquisition or Disposition of Assets

         On January 8, 2002, Lante Corporation, a Delaware corporation ("Lante"), completed the acquisition of certain assets of Luminant Worldwide Corporation, a Delaware Corporation ("Luminant"), pursuant to an Amended and Restated Asset Purchase Agreement dated as of January 7, 2002. The press release announcing the completion of such acquisition and the Amended and Restated Asset Purchase Agreement are filed as Exhibits 99.1 and 99.2, respectively.

         Lante paid $5.2 million in cash for certain of Luminant's professional consulting service contracts and relationships, intellectual property, software assets and certain tangible assets. Lante also agreed to purchase select accounts receivable and work-in-process balances from Luminant for approximately $1.0 million in cash (consisting of $2.6 million of receivables purchased less $1.6 million of receivables collected by Luminant before Lante was obligated to pay for all receivables) and $0.6 million of transaction costs and assumed liabilities for a total purchase price of $6.8 million. The amount of consideration was determined during the competitive bidding process in Luminant's bankruptcy case and as a result of negotiations between Lante and Luminant. Lante used its available cash to consummate the transaction.

         The tangible assets purchased from Luminant include equipment and other physical property, which Luminant used to provide information technology consulting services. Lante intends to operate the assets acquired as previously operated; provided, however, that changing business conditions or strategic plans may lead to changes in operations in the future.

Item 5. Other Events

         As noted in Item 7 below, Lante is not filing audited financial statements for Luminant as required by Form 8-K because Lante has been unable to obtain a consent from Arthur Andersen LLP, Luminant's independent accountants, which Lante deems necessary in connection with such a filing. Lante is discussing this matter with representatives from Arthur Andersen, the Securities and Exchange Commission and PricewaterhouseCoopers LLP, Lante's independent public accountants, to determine an appropriate course of action. If Lante is unable to satisfactorily resolve this matter, the Commission may determine that Lante has failed to file all required reports under existing laws and regulations. If necessary, Lante is prepared to request appropriate relief from the Commission regarding this matter, but if the Company is unable to obtain complete relief, Lante's ability to register securities, and the ability of certain of Lante's stockholders to enter into resales of Lante's securities pursuant to certain safe harbors (such as Rule 144 pursuant to the Securities Act of 1933, as amended) may be prohibited or constrained. The inability to register securities would impair Lante's ability to raise capital and could also make it more difficult for the Company to acquire another business. Similarly, if certain of Lante's stockholders are unable to resell their shares pursuant to Rule 144 or otherwise, the liquidity of their ownership position may be adversely affected. These developments might also constrain Lante's ability to engage in certain other transactions including a merger or sale of the Company.

Item 7. Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

                  Luminant's unaudited consolidated balance sheets as of December 31, 2000 and 1999 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000 (collectively, the "Historical Financial Statements") are attached hereto as Exhibit 99.3 and incorporated herein by reference. Lante derived the Historical Financial Statements from Luminant's publicly available filings with the Securities and Exchange
                  Commission, which included financial statements for the corresponding periods which were audited by Arthur Andersen LLP as Luminant's independent accountant. Arthur Andersen previously issued an audit report dated April 13, 2001 (the "Audit Report") on the Historical Financial Statements. Item
                  7 of this Current Report on Form 8-K requires Lante to file the Historical Financial Statements on an audited basis, which would also include the Audit Report. However, because the Audit Report would automatically be incorporated by reference into Lante's Registration Statements on Form S-8 filed with the Commission on July 5, 2000 (File No.
                  333-40788) and July 2, 2001 (File No. 333-64404), Lante is
                  required to obtain the consent of Arthur Andersen before including the Audit Report as part of this Form 8-K. After using its reasonable efforts, Lante has been unable to obtain this consent from Arthur Andersen, and the audited financial statements and the Audit Report have not been included as part of this Form 8-K. If Lante subsequently obtains the necessary consents from Arthur Andersen, Lante intends to file the audited Luminant financial statements as required.

                  The Historical Financial Statements, on an audited basis, and the Audit Report are publicly available from the Securities and Exchange Commission through its EDGAR system.

                  Luminant's unaudited consolidated balance sheet as of September 30, 2001 and the unaudited consolidated statements of operations and cash flows for the three and nine months ended September 30, 2000 and 2001 are incorporated herein by reference from Luminant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 000-26977). Such financial statements are attached hereto as Exhibit 99.4.

                  Lante notes that subsequent to the date of the Historical Financial Statements, Luminant filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, under jointly administered Case No. 43445-H3-11. According to a recent Form 8-K filed by Luminant, Luminant has no ongoing operations or business, and does not plan to complete an audit for the fiscal year ended December 31, 2001, or to file an annual report on Form 10-K or any subsequent quarterly reports on Form 10-Q unless otherwise required by the Bankruptcy Court or the Commission. The most recent portions of the Historical Financial Statements are approximately fifteen months old, and consequently the information contained in those financial statements does not reflect the developments that occurred thereafter, including the deterioration of Luminant's business and its subsequent bankruptcy filing. Therefore, the Historical Financial Statements should be relied on for historical reference only and do not necessarily reflect Luminant's results of operations, financial position or cash flows at the time of the acquisition by Lante, nor do they reflect or predict Lante's future results of operations, financial position or cash flows.

         (b)      Pro Forma Financial Information.

                  The unaudited pro forma combined balance sheet as of September 30, 2001 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 of Lante are attached hereto as Exhibit 99.5 and are incorporated herein by reference. The unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of operations do not necessarily reflect or predict Lante's future results of operations, financial position or cash flows.


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         (c)      Exhibits.


         99.1     Press release dated January 9, 2002*

         99.2 Amended and Restated Purchase Agreement dated as of January 7, 2002 between Lante Corporation, a Delaware corporation, and Luminant Worldwide Corporation, a Delaware corporation*

         99.3 Luminant's unaudited consolidated balance sheets as of December 31, 2000 and 1999 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000.

         99.4 Luminant's unaudited consolidated balance sheets as of September 30, 2001 and December 31, 2000, the related unaudited consolidated statements of operations for the three and nine months ended September 30, 2000 and 2001 and the related unaudited consolidated statement of cash flows for the nine months ended September 30, 2000 and 2001

         99.5 The unaudited pro forma combined balance sheet as of September 30, 2001 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 of Lante

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     * Incorporated herein by reference from Lante's Current Report on Form 8-K filed January 22, 2002.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LANTE CORPORATION


Date:  April 1, 2002                   By: /s/ C. Rudy Puryear
                                           -------------------------------------
                                               C. Rudy Puryear
                                               Chief Executive Officer

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